THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR US STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT AND UNDER APPLICABLE US STATE SECURITIES LAWS, OR SPO MEDICAL GROUP, INC. (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, THAT REGISTRATION OF SUCH SECURITIES UNDER THE ACT AND UNDER PROVISIONS OF SUCH APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

COMMON STOCK PURCHASE WARRANT

Expiration Date: September 26, 2010

Warrant Certificate No.: Sept. 2006

Number of shares:

Date of Issuance: September 27, 2006

1. Issuance. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by SPO Medical Inc., a Delaware corporation (the "Company"), the Company hereby grants , or his/her/or its registered assigns (the "Holder") the right to purchase at any time until 5:00 P.M., New York City time, on September 26, 2010 (the "Expiration Date"), fully paid and nonassessable shares (the "Warrant Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), with an exercise price (the "Exercise Price") per share of $0.60. The Exercise Price and the number of Warrant Shares shall be subject to the adjustments provided herein.

2. Exercise of Warrants. Exercise of the purchase rights represented by this Warrant may be made at any time or times, on or before 5:00 P.M. New York City time on the Expiration Date, or such earlier date on which this Warrant may terminate as provided herein , by the surrender of this Warrant, and the Notice of Exercise Form annexed hereto duly executed addressed or delivered to the office of the Company listed herein (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and payment of the consideration due upon exercise of this Warrant by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares to be purchased upon exercise of this Warrant.

This Warrant may be exercised in whole or in part by delivery of the Notice of Exercise Form executed by the Holder showing the number of Warrant Shares with respect to which rights are being surrendered hereunder (the "Surrendered Shares") and the number of shares of Common Stock to be issued to the Holder, after giving effect to such surrender. The Company shall cancel this Warrant with respect to any Surrendered Shares; however, if all of the Warrant Shares are not exercised, the Company shall issue a new Warrant representing the unexercised portion of this Warrant. In the event of an exercise of this Warrant in accordance with this Section 2, the Holder shall receive a certificate for the number of shares of Common Stock with respect to which this Warrant has been exercised .

3. Reservation of Shares. The Company hereby covenants that at all times through and prior to the Expiration Date it shall reserve a sufficient number of shares of its Common Stock required for issuance upon exercise of this Warrant. [this phrase was already defined above]

4. No Fractional Shares of Scrip. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant.

5. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed herein and are not enforceable against the Company, except to the extent set forth herein.

7. Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation (where the Company is not the surviving entity), the provisions of this Section 7 shall be applied as if such capital adjustment event occurred immediately prior to the date of this Warrant and the initial Exercise Price had been fairly allocated to the stock resulting from such capital adjustment event; and in other respects the provisions of this Section 7 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

7.1 Adjustment Mechanism. If an adjustment of the Exercise Price per share is required pursuant to this Section 7, the Holder shall be entitled to purchase such number of shares of Common Stock as will cause (i) (x) the total number of shares of Common Stock that Holder is entitled to purchase pursuant to this Warrant following such adjustment, multiplied by (y) the adjusted Exercise Price per share, to equal the result of (ii) (x) the dollar amount of the total number of shares of Common Stock that Holder is

entitled to purchase before such adjustment, multiplied by (y) the total Exercise Price per share before adjustment.

An adjustment made pursuant to this Section 7 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

8. Notice of Adjustment. Whenever the number of Warrant Shares, or the Exercise Price is adjusted as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares and the Exercise price of such Warrant Shares after such adjustment, and also setting forth a brief statement of the facts requiring such adjustment and the computation under which such adjustment was made. In absence of manifest error, such notice shall be conclusive evidence of the correctness of such adjustment.

9. Transfer to Comply with the Act . This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security, or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant and the Warrant Shares shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Paragraph 9, as well as any other restriction on its sale or transfer that is contained in a lock-up agreement that this Warrant may also be subject to.

10. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of its deposit in the US mails. The addresses for such communications shall be, with respect to the Holder, addressed to it at its last known address or facsimile number appearing on the books of the Company maintained for such purposes, or with respect to the Company, addressed to:

SPO Medical, Inc.
Suite 380,
North Building,
21860, Burbank Boulevard,
Woodland Hills,
CA 91367-6493

Attention: Michael Braunold

with a copy to:

Aboudi & Brounstein
Attn: David Aboudi, Esq.
Rechov Gavish 3, POB 2432
Kfar Saba Industrial Zone 44641 Israel
Telephone No.: (011-972-9) 764-4833
Telecopier No.: (011-972-9) 764-4834

or to such other addresses, or facsimile numbers as any above listed person may most recently have designated in writing to the other above listed persons by notice given in accordance with this Section 10.

11. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to its subject matter and there are no representations, warranties, agreements or understandings, other than expressly contained herein.

12. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws principles. The Holder hereby irrevocably submits to the jurisdiction of any United States district court located in the City of New York over any action or proceeding arising out of or relating to this Warrant. The Holder further understands and acklowledges that any action or proceeding brought by it against the Company shall be brought only in US district courts located in the City of New York.

13. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

14. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

15. Issuance of Additional Common Stock. If, other than Excepted Issuances, as defined below, the Company issues any additional Common Stock before the Expiration Date, for a consideration of less (a "Lower Consideration Price") than the Exercise Price, at that time, and successively thereafter, upon each such issuance, the Exercise Price shall be reduced to the Lower Consideration Price. In addition, other than Excepted Issuances, if Company issues any debt, warrant, right, and/or option convertible to Common Stock at a Lower Consideration Price, upon each such issuance, the Exercise Price shall be reduced to the Lower Consideration Price.

Excepted Issuances" means the issuance by Company of Common Stock, or other securities, or notes duly authorized under its then existing corporate powers in connection with (i) options grants to purchase Common Stock pursuant to Company and shareholder authorized and approved stock option plans and employee stock purchase plans; (ii) as a result of the exercise of warrants or conversion of notes which were granted or issued prior to September 27, 2006; and (iii) warrants, or options issued to consultants in a transaction that an unaffiliated third party would consider commercially reasonable and fair.

IN WITNESS WHEREOF, the Company has executed this Warrant as of September 27, 2006.

SPO MEDICAL INC.

By:________________________

Name: Michael Braunold

Title: CEO

NOTICE OF EXERCISE OF WARRANT

The undersigned hereby irrevocably elects to exercise its right, represented by Warrant Certificate No. , dated as of ________, 2005, to purchase __________ shares of the Common Stock of SPO Medical Inc. and tenders herewith the following payment for such purchase:

By certificate check, cashier's check or wire transfer of $____________.

Number of Warrant Shares Surrendered for Cancellation:________

Number of New Warrant Shares to be Issued: ______________

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for its own account and not as a nominee for any other party, and for investment purposes, and that it will not offer, sell or otherwise dispose of any such shares of Common Stock, except under circumstances that will not result in a violation of the US Securities Act of 1933, as amended, or any other applicable state securities or foreign laws.

Please issue a certificate or certificates representing the said shares of Common Stock in the name of the undersigned, or such other name(s) specified below:

_______________________________ (Print name)

____
(Print address to which certificate(s) should be sent)

____

By:_________________________

Print name:______________

Dated:______________